    As filed with the Securities and Exchange Commission on October 10, 1997

                                            Registration Statement No. 333-_____
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            -------------------------


                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                            -------------------------

                           ALPHA-BETA TECHNOLOGY, INC.
             (Exact name of Registrant as specified in its charter)

         MASSACHUSETTS                                   04-2997834
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
 incorporation or organization)

                               THREE BIOTECH PARK
                              ONE INNOVATION DRIVE
                               WORCESTER, MA 01605
                    (Address of principal executive offices)

                           ALPHA-BETA TECHNOLOGY, INC.
                        1997 STOCK OPTION AND GRANT PLAN
                            (Full title of the Plan)

                         -------------------------------

                                  SPIROS JAMAS
                      President and Chief Executive Officer
                           ALPHA-BETA TECHNOLOGY, INC.
                               Three Biotech Park
                              One Innovation Drive
                               Worcester, MA 01605
                     (Name and address of agent for service)

                                 (508) 798-6900
          (Telephone number, including area code, of agent for service)

                          ----------------------------

                                   Copies to:
                             JOHN J. EGAN III, ESQ.
                           GOODWIN, PROCTER & HOAR LLP
                                 Exchange Place
                           Boston, Massachusetts 02109
                                 (617) 570-1000

                          ----------------------------


                         CALCULATION OF REGISTRATION FEE

==============================================================================================================================
                                                          Proposed Maximum
 Title of Securities to be        Amount to be         Offering Price Per           Proposed Maximum              Amount of
        Registered               Registered (1)             Share (2)           Aggregate Offering Price      Registration Fee
------------------------------------------------------------------------------------------------------------------------------

      Common Stock,                 837,165                 $2.984375                  $2,498,414.30               $757.10
      $0.01 par value
==============================================================================================================================
(1)   Plus such additional number of shares as may be required pursuant to the option plan in the event of a stock dividend, stock split, split-up, recapitalization or other similar event.

(2)   This estimate is made pursuant to Rule 457(c) and Rule 457(h)(1) under the Securities Act of 1933, as amended, solely for the purpose of determining the amount of the registration fee and is based solely upon the market value of outstanding shares of the Company's common stock on October 8, 1997 utilizing the average of the high and low prices reported on the
      Nasdaq National Market on that date.
==============================================================================================================================

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3. INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.

      Alpha-Beta Technology, Inc. (the "Company") hereby incorporates by reference the documents listed in (a) through (d) below, which have previously been filed with the Securities and Exchange Commission (the "Commission"):

      (a) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1996, filed with the Commission on March 28, 1997 pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act");

      (b) The Company's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 1997, filed with the Commission on May 14, 1997 pursuant to the Exchange Act;

      (c) The Company's Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 1997, filed with the Commission on August 14, 1997 pursuant to the Exchange Act; and

      (d) The description of the Company's common stock, par value $.01 per share, contained in the Company's Registration Statement on Form 8-A, filed with the Commission on April 11, 1992 pursuant to Section 12 of the Exchange Act, as amended by Form 8-A/A filed with the Commission on November 1, 1993.

      In addition, all documents subsequently filed with the Commission by the Company pursuant to Sections 13(a) and 13(c), Section 14 and Section 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

      Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein or in any subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.


ITEM 4. DESCRIPTION OF SECURITIES.

      Not applicable.


ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

      Not Applicable.


ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

      The Company is a Massachusetts corporation. Reference is made to Chapter 156B, Section 13 of the Massachusetts Business Corporation Law (the "MBCL"), which enables a corporation in its original articles of organization or an amendment thereto to eliminate or limit the personal liability of a director for monetary damages for violations of the director's fiduciary duty, except (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Sections 61 and 62 of the MBCL (providing for liability of directors for authorizing unauthorized distributions and for making loans to directors, officers and certain shareholders) or (iv) for any transaction from which a director derived an improper personal benefit.


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




      Reference also is made to Chapter 156B, Section 67 of the MBCL, which provides that a corporation may indemnify directors, officers, employees and other agents and persons who serve at its request as directors, officers, employees or other agents of another organization or who serve at its request in any capacity with respect to any employee benefit plan, to the extent specified or authorized by the articles of organization, a by-law adopted by the stockholders or a vote adopted by the holders of a majority of the shares of stock entitled to vote on the election of directors. Such indemnification may include payment by the corporation of expenses incurred in defending a civil or criminal action or proceeding in advance of the final disposition of such action or proceeding, upon receipt of an undertaking by the person indemnified to repay such payment if he shall be adjudicated to be not entitled to indemnification under Section 67 which undertaking may be accepted without reference to the financial ability of such person to make repayment. Any such indemnification may be provided although the person to be indemnified is no longer an officer, director, employee or agent of the corporation or of such other organization or no longer serves with respect to any such employee benefit plan. No indemnification shall be provided, however, for any person with respect to any matter as to which he shall have been adjudicated in any proceeding not to have acted in good faith in the reasonable belief that his action was in the best interest of the corporation or to the extent that such matter relates to service with respect to an employee benefit plan, in the best interest of the participants or beneficiaries of such employee benefit plan.

      Article VI of the Restated Articles of Organization of the Company provides that, except under certain circumstances, directors of the Company shall not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duties as a director.

      Article VI of the Restated Articles of Organization of the Company provides for indemnification of the officers and directors of the Company to the full extent permitted by applicable law.


ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

      Not applicable.


ITEM 8. EXHIBITS.

      The following is a complete list of exhibits filed or incorporated by reference as part of this Registration Statement.

Exhibit
-------
   4.1    Alpha-Beta Technology, Inc. 1997 Stock Option and Grant Plan.
   5.1    Opinion of Goodwin, Procter & Hoar LLP as to the legality of the securities being registered.
  23.1    Consent of Counsel (included in Exhibit 5.1 hereto).
  23.2    Consent of Arthur Andersen LLP, Independent Public Accountants.
  24.1    Power of Attorney (included in signature page of this Registration Statement).


ITEM 9. UNDERTAKINGS.

      (a)   The undersigned registrant hereby undertakes:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low


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




                        or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

            provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) herein do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the undersigned registrant pursuant to
            Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement;

            (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Worcester, The Commonwealth of Massachusetts, on October 10, 1997.

                                       ALPHA-BETA TECHNOLOGY, INC.



                                       By: /s/ Spiros Jamas
                                           -------------------------------------
                                           Spiros Jamas,
                                           President and Chief Executive Officer

      Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

      Each person whose signature appears below constitutes and appoints Spiros Jamas and D. Davidson Easson, Jr. and each of them, as his true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, place and stead, in any and all capacities to sign any or all amendments or post-effective amendments to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each of said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their substitutes, may lawfully do or cause to be done by virtue hereof.

        Signature                                Title                                  Date
        ---------                                -----                                  ----


/s/ Spiros Jamas                         President, Chief Executive Officer         October 10, 1997
----------------------------             and Director (Principal Executive
Spiros Jamas                             Officer)


/s/ D. Davidson Easson, Jr.              Executive Vice President, Treasurer,       October 10, 1997
----------------------------             Chief Operating Officer and Director
D. Davidson Easson, Jr.


/s/ Gustav A. Christensen                Chairman of the Board of Directors         October 10, 1997
----------------------------
Gustav A. Christensen


/s/ Bernard Canavan                      Director                                   October 10, 1997
----------------------------
Bernard Canavan


                                         Director                                   October __, 1997
----------------------------
Lawrence C. Hoff


/s/ Michael E. Porter                    Director                                   October 10, 1997
----------------------------
Michael E. Porter


/s/ Peter H. Levine, M.D.                Director                                   October 10, 1997
----------------------------
Peter H. Levine, M.D.


/s/ William Romeo                        Vice President of Finance                  October 10, 1997
----------------------------
William Romeo

                                  EXHIBIT INDEX

Exhibit No.       Description
-----------       -----------
    4.1           Alpha-Beta Technology, Inc. 1997 Stock Option and Grant Plan

    5.1 Opinion of Goodwin, Procter & Hoar LLP as to the legality of the securities being registered

   23.1           Consent of Counsel (included in
                  Exhibit 5.1 hereto)

   23.2           Consent of Arthur Andersen LLP, Independent
                  Public Accountants

   24.1 Power of Attorney (included in signature page of this Registration Statement)







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